Exhibit 10.4

SHAREHOLDER RIGHTS AGREEMENT

THIS SHAREHOLDER RIGHTS AGREEMENT is entered into as of March 19, 2015, by and among Wheeler Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”), Westport Capital Partners LLC, a Connecticut limited liability company (the “Anchor Investor”), as agent on behalf of certain investment entities managed or advised by the Anchor Investor, as set forth on the signature pages hereto (each, an “Investor,” and collectively, the “Investors”), and the Investors.

WHEREAS, on or about the date hereof, the Investors are purchasing from the Company                 shares of the Company’s Series C Mandatorily Convertible Cumulative Perpetual Preferred Stock, no par value (the “Series C Preferred Stock”), which are validly issued, fully paid and non-assessable. When purchased, the Series C Preferred Stock will have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption set forth in the Company’s Articles Supplementary, dated March 17, 2015 (the “Articles Supplementary”). The Series C Preferred Stock will convert into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), subject to, and in accordance with the terms and conditions of the Articles Supplementary;

WHEREAS, in connection with the purchase of the Series C Preferred Stock by the Investors and other Purchasers pursuant to the Securities Purchase Agreement dated March 17, 2015 (the “Securities Purchase Agreement”), the Parties desire to enter into this Agreement in order to generally set forth their respective rights and responsibilities, and to establish various arrangements and restrictions with respect to, among other things, (a) actions that may or may not be undertaken in respect of the Series C Preferred Stock and Common Stock, (b) the governance of the Company, (c) certain rights with respect to Series C Preferred Stock and Common Stock, and (d) other related matters with respect to the Company; and

WHEREAS, in connection with the Securities Purchase Agreement and this Agreement the Company, the Investors, along with other Purchasers have entered into a registration rights agreement (the “Registration Rights Agreement”).

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Defined Terms.

As used herein, the following terms shall have the following meanings

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person, including, with respect to the Anchor Investor and each Investor, the Investors, and any investment entity or account managed or advised by the Anchor Investor; provided, however, that in no event shall the Company, any of its subsidiaries, or any of the Company’s other controlled Affiliates be deemed to be Affiliates of the Anchor Investor or the Investors for purposes of this Agreement.

“Agreement” means this Shareholder Rights Agreement, as it may be amended, restated, or otherwise modified from time to time, together with all exhibits, schedules, and other attachments hereto.

“Anchor Investor” has the meaning set forth in the Recitals hereto.

“Articles Supplementary” has the meaning set forth in the Recitals hereto.

“Beneficial Ownership” means with respect to any Security, the ownership of such Security by any “Beneficial Owner,” as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that, in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all Securities that such “person” has the right to acquire by conversion or exercise of other Securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owned,” “Beneficially Owned” and “Beneficial Owner” shall have correlative meaning.

“Board” has the meaning set forth in Section 2.1(a).

“Board Observer” has the meaning set forth in Section 2.1(d).

“Board Observation Rights” means the right to present matters for consideration by the Board and to speak on matters presented by others at such meetings of the Board.

“Capital Stock” means, with respect to any Person at any time, any and all shares, interests, participations, or other equivalents (however designated, and whether voting or non-voting) of capital stock, partnership interests (whether general or limited), limited liability company membership interests, or equivalent ownership interests in, or issued by, such Person.

“Closing” has the meaning set forth in Section 2.1(a).

“Common Stock” has the meaning set forth in the Recitals hereto.

“Company” has the meaning set forth in the Recitals hereto.

“Exchange” means, initially, the NASDAQ Capital Market and any successor thereto or, in the future, any other stock market on which the Common Stock or Series C Preferred Stock is listed.

“Exchange Act” means that Securities Exchange Act of 1934, as amended, together with all rules and regulations promulgated thereunder.

“Equity Issuance” means any issuance, sale or placement of any Common Stock or other Capital Stock of the Company or any of its subsidiaries, and any issuance, sale or placement of any other Securities of the Company or any of its subsidiaries that are convertible or exchangeable into Common Stock or other Capital Stock of the Company or any of its subsidiaries; provided, however, that no Permitted Issuance shall constitute or be deemed to constitute an “Equity Issuance” for purposes of this Agreement.

“Governing Documents” has the meaning set forth in Section 2.1(a).

“Investor Nominated Directors” has the meaning set forth in Section 2.1(f).

“Investors” and “Investors” has the meaning set forth in the Recitals hereto.

“Law” means any statue, law, regulation, ordinance, rule, injunction, order, decree, directive, or any similar form of decision of, or determination by, any governmental or self-regulatory authority.

“Liquidation Preference” means $1,000.

“Mailing Date” has the meaning set forth in Section 2.1(a).

“Maturity Date” has the meaning set forth in Section 3.2(a).

“Maturity Date Redemption Price” has the meaning set forth in Section 3.2(a).

“Operating Partnership” means Wheeler REIT, L.P., a Virginia limited partnership.

“Options” means any options, warrants, or other rights to subscribe for, purchase, or otherwise acquire shares of Capital Stock of the Company (or any successor thereto).

“Oversight Right” has the meaning set forth in Section 3.2(b).

“Oversight Appointment Right” has the meaning set forth in Section 3.2(b).

“Parties” means the Anchor Investor, the Company, the Anchor Investor and the Investors.

“Permitted Issuance” means (1) any issuance of Capital Stock (whether directly or pursuant to an exercise of an Option) under the current or future equity incentive plans of the Company (2) any issuance as consideration for a bona fide third-party acquisition, (3) any issuance of shares of Common Stock upon redemption of Operating Partnership units, in each case, pursuant to the Agreement of Limited Partnership of the Operating Partnership, and (4) the exercise and/or conversion, as applicable, of any convertible note, warrant or Series B Preferred Stock (assuming the terms of these securities are not altered after the date hereof), issued prior to March 19, 2015.

“Person” means an individual, corporation, partnership, limited liability company, association, trust, or other entity or organization, including any governmental authority.

“Pro Rata Portion” means, with respect to the Anchor Investors and its Affiliates at a given time and with respect to a given Equity Issuance, a number of shares of Common Stock, other Capital Stock or other Securities to be issued, sold or placed in the Equity Issuance equal to the product of (a) the number of shares of Common Stock, other Capital Stock or other Securities proposed to be issued, sold or placed in the Equity Issuance, multiplied by (b) a fraction, the numerator of which is the aggregate number of shares of Common Stock Beneficially Owned by the Anchor Investor and its Affiliates immediately prior to the Equity Issuance, and the denominator of which is the aggregate number of shares of outstanding Common Stock immediately prior to the Equity Issuance.

“Purchasers” means all purchasers entering into the Securities Purchase Agreement.

“Registration Rights Agreement” means that certain agreement dated March 17, 2015, pursuant to which the Company will agree to provide certain registration rights with respect to the Series C Preferred Stock and Common Stock under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws.

“SEC” means the Securities and Exchange Commission.

“Securities” or “Security” means Capital Stock, limited partnership interests, limited liability company interests, beneficial interests, warrants, options, restricted stock units, notes, bonds, debentures, and other securities, equity interests, ownership interests and similar obligations of every kind and nature of any Person.

“Securities Act” mean the Securities Act of 1933, and the rules and regulations of the SEC thereunder.

“Securities Purchase Agreement” has the meaning set forth in the Recitals hereto.

“Series C Preferred Stock” has the meaning set forth in the Recitals hereto.

“Trading Day” shall mean, (i) if the Common Stock (as defined in the Charter) is listed or admitted to trading on the Nasdaq Stock Market, a day on which the Nasdaq Stock Market is open for the transaction of business, (ii) if the Common Stock is not listed or admitted to trading on the Nasdaq Stock Market, but is listed or admitted to trading on another national securities exchange or automated quotation system, a day on which the principal national securities exchange or automated quotation system, as the case may be, on which the Common Stock is listed or admitted to trading is open for the transaction of business, or (iii) if the Common Stock is not listed or admitted to trading on any national securities exchange or automated quotation system, any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Stock Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

ARTICLE II

GOVERNANCE

Section 2.1 The Anchor Investor’s Representation on the Board.

(a) Following the closing of the purchase and sale of the Series C Preferred Stock (the “Closing”), if the number of members constituting the Company’s board of Directors (the “Board”) is not at least nine (9), at the Anchor Investor’s request, the Board shall promptly be reconstituted such that the number of members constituting the Board shall be at least (9), subject to increase or decrease by the Board from time-to-time, in accordance with the Company’s bylaws and charter, as amended (collectively the “Governing Documents”) and this Agreement. Following the Closing, subject to Section 2.1(j), in the event the Series C Preferred Stock remains outstanding, as of seven (7) calendar days prior to the date of mailing of the Company’s definitive proxy statement (the “Mailing Date”) in connection with its annual meeting of the Company’s stockholder to be held on June 4, 2015, and any annual meeting thereafter (or consent in lieu of meeting) of the Company’s stockholders for the election of members of the Board, at the Anchor Investor’s request, the Company shall include one (1) person designated by the Anchor Investor as a member of the slate of Board nominees proposed by the Board for election by the Company’s stockholders, and, subject to the Board’s duties under Maryland law, shall recommend that the Company’s stockholders vote in favor of the election of such nominee.

(b) Following the Closing, subject to Section 2.1(j), for any meeting (or consent in lieu of a meeting) of the Company’s stockholders for the election of members of the Board, (i) so long as the Anchor Investor, together with its Affiliates, Beneficially Own as of the Mailing Date at least four and nine-tenths percent (4.9%) of the Company’s outstanding Common Stock, upon the request of the Anchor Investor, the Company shall include one (1) person designated by the Anchor Investor as a member of the slate of Board nominees proposed by the Board for election by the Company’s stockholders and, subject to the Board’s duties under Maryland law, shall recommend that the Company’s stockholders vote in favor of the election of such nominee.

(c) Following the Closing, (A) in the event the Anchor Investor exercises its Oversight Appointment Right (as defined in Section 3.2(b) below), and (B) (i) the Series C Preferred Stock remains outstanding or (ii) so long as the Anchor Investor, together with its Affiliates, Beneficially Own as of the Mailing Date at least nine and eight-tenths percent (9.8%) of the Company’s outstanding Common Stock, if the number of members constituting the Board is not at least ten (10), at the Anchor Investor’s request, the Board shall promptly be reconstituted such that the number of members constituting the Board shall be at least (10) and the number of total members constituting the Board shall be no greater than ten (10) pursuant to Section 3.2(b), and the Company shall include one (1) person (for a maximum of two total persons when combined with the rights set forth in Section 2.1(a)-(b) above) designated by the Anchor Investor as a member of the slate of Board nominees proposed by the Board for election by the Company’s stockholders and, subject to the Board’s duties under Maryland law, shall recommend that the Company’s stockholders vote in favor of the election of such nominee.

(d) (A) Following the Closing, so long as (i) the Series C Preferred Stock remains outstanding or (ii) the Anchor Investor, together with its Affiliates, Beneficially Own at least four and nine-tenths percent (4.9%) of the Company’s outstanding Common Stock, and so long as an Investor Nominated Director is not currently serving as a member of the Board pursuant to Section 2.1(a)-(b) above, the Anchor Investor shall have the right to designate one person with Board Observation Rights (“Board Observer”).

(B) In the event the Anchor Investor exercises its Oversight Appointment Right (as defined in Section 3.2(b) below), and the Anchor Investor, together with its Affiliates, Beneficially Own greater than four and nine-tenths percent (4.9%) of the Company’s outstanding Common Stock, and so long as an Investor Nominated Director is not currently serving as a member of the Board pursuant to Section 2.1(c) above, the Anchor Investor shall have the right to designate one (1) Board Observer, in addition, for the avoidance of doubt, to any Board Observer pursuant to Section 2.1(d)(i) or Investor Nominated Director, pursuant to Section 2.1(a)-(b).

A Board Observer shall not be entitled to attend meetings of any Board committee except for meetings of special or standing committees to which the Board Observer has been granted in writing by the Board the right to attend one or more such meetings. A Board Observer shall not have the right to vote on any matter presented to the Board or any committee thereof. Pursuant to Nasdaq Staff Interpretations, the Board, the Audit Committee, Nominating Committee and Compensation Committee may exclude any Board Observer designated pursuant to Section 3.2(d)(ii) from their proceedings at their discretion.

(e) Except as otherwise provided in Section 2.1(a) and (c), following the Company’s June 4, 2015 Annual Meeting, if the Anchor Investor, together with its Affiliates, Beneficially Own as of the Mailing Date less than four and nine-tenths percent (4.9%) of the outstanding Common Stock, the Company shall not be required to include any persons designated by the Anchor Investor as members of the slate of Board nominees in connection with any meeting (or consent in lieu of a meeting) of the Company’s stockholders for the election of members of the Board.

(f) The member or members of the Board nominated or elected pursuant to Section 2.1(a)-(c) above are referred to herein as the “Investor Nominated Director.” The Board shall not withdraw any nomination or, subject to the Board’s duties under Maryland law, recommendation required under this Section 2.1(f), unless the Anchor Investor delivers to the Board a written request for such withdrawal or the Board determines reasonably and in good faith after consultation with outside legal counsel that such Board nominee (i) is prohibited or disqualified from serving as a director of the Company under any rule or regulation of the SEC, the Exchange or by applicable Law, (ii) has engaged in acts or omissions constituting a breach of the Investor Nominated Director’s duty of loyalty to the Company and its stockholders, (iii) has engaged in acts or omissions that involve intentional misconduct or an intentional violation of Law and that are felonies, violations of Law involving moral turpitude or are materially adverse to the Company or (iv) has engaged in any transaction involving the Company from which the

Investor Nominated Director derived an improper personal benefit that was not disclosed to the Board prior to the authorization of such transaction if such disclosure is required pursuant to the Governing Documents; provided, however, that the Anchor Investor shall have the right to replace such Board nominee with a new Board nominee.

(g) If the Anchor Investor’s, together with its Affiliates’, Beneficial Ownership of outstanding Common Stock was equal to or greater than, and subsequently falls below, any percentage threshold applicable to rights set forth in Section 2.1(b)-(d) above, the Anchor Investor shall promptly cause any Investor Nominated Director with respect to which the Anchor Investor would no longer be able to designate for nomination under Section 2.1 (b)-(d) due to such reduced Beneficial Ownership to resign from the Board, and the Anchor Investor’s right to designate a director for nomination pursuant to Section 2.1(b), in the case of Beneficial Ownership below 4.9% or 2.1(c), in the case of Beneficial Ownership below 9.8%, as applicable, shall be terminated (even if the Anchor Investor or its Affiliates shall subsequently acquire additional shares of Common Stock). In addition, the Anchor Investor shall cause any Investor Nominated Director to resign from the Board and any committees on which such Investor Nominated Director serves, if such Investor Nominated Director, as determined reasonably by the Board in good faith after consultation with outside legal counsel, (i) is prohibited or disqualified from serving as a director of the Company or a member of any such committees under any rule or regulation of the SEC, the Exchange or by applicable Law, (ii) has engaged in acts or omissions constituting a breach of the Investor Nominated Director’s duty of loyalty to the Company and its stockholders, (iii) has engaged in acts or omissions that involve intentional misconduct or an intentional violation of Law and that are felonies, violations of Law involving moral turpitude or are materially adverse to the Company or (iv) has engaged in any transaction involving the Company from which the Investor Nominated Director derived an improper personal benefit that was not disclosed to the Board prior to the authorization of such transaction if such disclosure is required pursuant to the Governing Documents or applicable Law; provided, however, that, subject to the limitations set forth in Section 2.1(a)-(d) above, the Investor Anchor shall have the right to replace such resigning Investor Nominated Director with a new Investor Nominated Director, such newly-named Investor Nominated Director to be appointed promptly to the Board in place of the resigning Investor Nominated Director in the manner set forth in the Governing Documents for filling vacancies on the Board. Further, upon the resignation of any Investor Nominated Director, any rights granted to such Investor Nominated Director pursuant to Section 2.1(a)-(d) above shall terminate forthwith; provided, however, that any newly-named Investor Nominated Director selected by the Investor to replace the resigning Investor Nominated Director shall be granted the rights set forth in Section 2.1(a)-(d) above. Nothing in this paragraph (g) or elsewhere in this Agreement shall confer any third-party beneficiary or other rights upon any person designated hereunder as an Investor Nominated Director, whether during or after such person’s service on the Board.

(h) For so long as the Anchor Investor has the right to designate an Investor Nominated Director for nomination to the Board pursuant to Section 2.1(a)-(d) above, the Board shall fill vacancies created by reason of death, removal or resignation of any Investor Nominated Director promptly upon request by the Anchor Investor and only as directed by the Anchor Investor, subject to the terms and conditions set forth in Section 2.1(a)-(d) above and Section 2.1(j) below. So long as the Anchor Investor has named a replacement within thirty (30) calendar days following any death, removal or resignation of an Investor Nominated Director, and prior to any appointment of such replacement in accordance with this Agreement, and subject to the Board’s duties under Maryland law, the Board agrees not to authorize or take, and agrees to cause each committee not to authorize or take, any action that would otherwise require the consent of an Investor Nominated Director until such time as such newly named Investor Nominated Director has been so appointed to the Board.

(i) Each Investor Nominated Director that is elected to the Board shall be indemnified by the Company and its subsidiaries, if applicable, for any and all liabilities, damages, losses, settlements,

claims, actions, suits, penalties, fines, costs or expenses (including, without limitation, attorneys’ fees) (any of the foregoing, a “Claim”) in connection with his or her service as a member of the Board including the reimbursement of each Investor Nominated Director for legal and other expenses (including the cost of any investigation and preparation) as they are incurred by such Investor Nominated Director in connection therewith to the fullest extent permitted by Law and the Governing Documents and will be exculpated from liability for damages to the fullest extent permitted by Law and the Governing Documents. Without limiting the foregoing in this Section 2.1(i), each Investor Nominated Director who is elected to the Board shall be entitled to receive from the Company and its subsidiaries, if applicable, the same insurance coverage in connection with his or her service as a member of the Board as is provided for each of the other members of the Board, which at all times shall be maintained for such Investor Nominated Directors in the amount of at least $5 million in the aggregate with the Company’s directors on the Board. The Company shall advance all expenses reasonably incurred by or on behalf of the Investor Nominated Director in connection with any Claim or potential Claim within twenty (20) calendar days after the receipt by the Company of a statement or statements from the Investor Nominated Director requesting such advance payment or payments from time to time. If a court or arbitrator makes a judicial determination at a later date that the Indemnitee was not entitled to such indemnification, then such Investor Nominated Director will refund to the Company an amount equal to the amount of the advances made to such Investor Nominated Director.

(j) The Anchor Investor shall only designate a person to be an Investor Nominated Director (i) who the Anchor Investor believes in good faith has the requisite skill and experience to serve as a director of a publicly-traded company, (ii) who is not prohibited from or disqualified from serving as a director of the Company pursuant to any rule or regulation of the SEC, the Exchange or applicable Law, (iii) who meets the applicable independence standards required by the listing rules of the Exchange, and (iv) with respect to which no event required to be disclosed pursuant to Item 401(f) of Regulation S-K of the 1934 Act has occurred. Notwithstanding anything to the contrary in this Section 2.1, the parties hereto agree that members of the Board shall retain the right to object to the nomination, election or appointment of any Investor Nominated Director for service on the Board if the members of the Board reasonably determine in good faith, after consultation with outside legal counsel, that such Investor Nominated Director fails to meet the criteria set forth above. In the event that the members of the Board reasonably object to the nomination, election or appointment of any Investor Nominated Director to the Board pursuant to the terms of this Section 2.1(j), the Board shall nominate or appoint, as applicable, another individual designated by the Investor as the Investor Nominated Director nominated for election to the Board that meets the criteria set forth in this Section 2.1(j) and Section 2.1(k) hereof.

(l) Notwithstanding anything to the contrary in this Section 2.1, nothing shall prevent the Board from acting in accordance with their respective duties under Maryland law or applicable Law or Exchange requirements. The Board shall have no obligation to nominate, elect or appoint any Investor Nominated Director if such nomination, election or appointment would violate applicable Law or Exchange requirements or result in a breach by the Board of its duties to the Company and its stockholders; provided, however, that the foregoing shall not affect the right of the Anchor Investor to designate an alternative individual as the Investor Nominated Director nominated for election to the Board, subject to the other terms, conditions and provisions in this Article II.

(m) The Investor Nominated Directors shall be entitled to compensation and the reimbursement of expenses in accordance with the Company’s compensation of non-employee directors in effect from time to time in connection with their service on the Board. Such compensation and reimbursement of expenses, if any, shall be paid to an account or accounts as specified by the Anchor Investor.

ARTICLE III

PREMPTIVE RIGHTS AND LIQUIDITY RIGHTS

Section 3.1 Preemptive Rights.

(a) For so long as the Anchor Investor, together with its Affiliates, Beneficially Own no less than four and nine-tenths percent (4.9%) of the outstanding Common Stock, the Anchor Investor or one or more of their designated Affiliates shall have the option and right (but not the obligation) to participate (or nominate any of its Affiliates to participate) in any Equity Issuance by purchasing in the aggregate up to the Anchor Investors’ and its Affiliates’ Pro Rata Portion of such Equity Issuance at the same price and the same terms and conditions as offered to other investors in the Equity Issuance. The Company agrees to use its reasonable best efforts to take any and all action, or to cause such action to be taken, as is necessary or appropriate to allow the Anchor Investor or its Affiliates, as applicable, to fully participate in any Equity Issuance in accordance with the provisions of this Agreement.

(b) In the event the Company proposes to undertake an Equity Issuance, the Company shall promptly give the Anchor Investor prior written notice of its intention, describing the type of equity interests, the price at which such securities are proposed to be issued (or, in the case of an underwritten or privately placed offering in which the price is not known at the time the notice is given, the method of determining the price and a reasonable estimate thereof), the timing of such proposed Equity Issuance and the general terms and conditions upon which the Company proposes to effect the Equity Issuance. The Anchor Investor and its Affiliates shall have fifteen (15) Business Days (or, if the Company expects that the proposed Equity Issuance will be effected in less than fifteen (15) Business Days, such shorter period, that shall be as long as practicable and in no event less than eleven (11) calendar days, as may be required in order for the Anchor Investor and its Affiliates to participate in such proposed Equity Issuance) from the date the Anchor Investor receives notice of the proposed Equity Issuance to elect to purchase (or nominate any of its Affiliates to purchase) up to the Anchor Investor, together with its Affiliates, Pro Rata Portion of such Equity Issuance for the consideration and upon the terms specified in the notice provided by the Company pursuant to this Section 3.1(b) by giving written notice to the Company and stating therein the quantity of equity interests to be purchased. Any such notice shall be irrevocable; provided, however, that if the terms of the Equity Issuance are materially modified, then the Anchor Investor and its Affiliates will be provided the opportunity to withdraw or similarly participate on such modified terms. Any purchase of equity interests by the Anchor Investor and its Affiliates pursuant to this Section 3.1(b) shall occur contemporaneously with, and be subject to the same terms and conditions as, the closing of the sale of the equity interests by the Company to the other parties in the Equity Issuance.

(c) The purchase by the Anchor Investor and its Affiliates of equity interests pursuant to this Section 3.1 shall be subject to the limitations on stock ownership set forth in the Company’s Governing Documents.

(d) In the event that neither the Anchor Investor nor any of its Affiliates exercise the right forth in this Section 3.1 within the applicable period as set forth above, the Company shall be permitted to sell the equity interests in respect of which such pre-emptive rights were not exercised. In the event that the Company has not sold the equity interests within ninety (150) days of its notice to Investor as contemplated by Section 3.1, for purposes of this Section 3.1 such proposed Equity Issuance shall be deemed to have been terminated, and the Company shall provide Anchor Investor with a new notice prior to undertaking a subsequent Equity Issuance.

(e) The Company shall have the right, in its sole discretion, at all times prior to consummation of any proposed Equity Issuance giving rise to the rights granted by this Section 3.1, to abandon, withdraw or otherwise terminate such proposed Equity Issuance, without any liability to the Anchor Investor or its Affiliates.

Section 3.2 Liquidity and Oversight Rights.

(a) If any shares of Series C Preferred Stock remain outstanding on March 19, 2018 (the “Maturity Date”), the Company shall redeem all such shares of Series C Preferred Stock in cash in an amount equal to the Liquidation Preference plus all accrued and unpaid dividends to and including the Maturity Date for each such share of Series C Preferred Stock (the “Maturity Date Redemption Price”). The Company shall pay the Maturity Date Redemption Price on the Maturity Date by wire transfer of immediately available funds to an account designated in writing by such holder of Series C Preferred Stock. If the Company fails to redeem all of the Series C Preferred Stock outstanding on the Maturity Date by payment of the Maturity Date Redemption Price for each such share of Series C Preferred Stock, then in addition to any remedy such holder of Series C Preferred Stock may have, in addition to the dividends due on the unredeemed Series C Preferred Stock, the applicable Maturity Date Redemption Price payable in respect of such unredeemed Series C Preferred Stock shall bear interest at the rate of one percent (1.0%) per month, prorated for partial months, compounded monthly, until paid in full.

(b) If, on or the Maturity Date, the last reported sales price of the Company’s Common Stock on the Nasdaq Capital Market or any national securities exchange on which the Common Stock is then listed has not exceeded $3.45 per share (subject to proportionate adjustment for stock splits, stock dividends, stock combinations, reverse stock splits, reclassifications, recapitalizations and other capital changes or similar events) during any consecutive ten Trading Day period during the 180 calendar days prior to the Maturity Date and any of the Anchor Investor or its Affiliates continue to, in the aggregate, Beneficially Own 4.9% or greater of the outstanding Common Stock, the Anchor Investor will have a right (the “Oversight Right”) to require the Company to submit quarterly business plans reasonably prepared and in good faith setting forth all material business activities planned for each ensuing fiscal quarter to the Anchor Investor. The Oversight Right must be exercised by written notice to the Company by the Anchor Investor within 10 calendar days after the Maturity Date. To the extent that any expenditures or other items relating to the income statement, balance sheet or cash flows set forth in any such quarterly business plan for any particular fiscal quarter deviate from the initial quarterly business plan of the Company by 5.0% or greater, the Company is prohibited from making such expenditure or taking any such action, and from adopting such quarterly business plan, unless the Company received the Anchor Investor’s approval, which may be given or withheld in the Anchor Investor’s sole discretion. To the extent the Anchor Investor exercises the Oversight Right, the Company will maintain a Board of Directors having no more than ten (10) members, and the Anchor Investor will have the right to nominate either an Investor Director Nominee pursuant to Section 2.1(c) or a Board Observer pursuant to Section 2.1(d)(ii) (the “Oversight Appointment Right”).

4. Miscellaneous.

(a) Disclosure. The Company shall not publicly disclose the name of the Anchor Investor or any Affiliate, or include the name of the Anchor Investor or any Affiliate, in any press release or filing with the SEC (other than a registration statement) or any regulatory agency or Trading Market, without the prior written consent of the Anchor Investor, except (i) as required by federal securities law in connection with (A) any Registration Statement contemplated by the Registration Rights Agreements, (B) the Company’s proxy statement pursuant to Section 14(a) of the Exchange Act, and (C) the filing of final Transaction Documents (as defined in the Securities Purchase Agreement) with the SEC, and (ii) to the extent such disclosure is required by law, at the request of the staff of the SEC or as required by Trading Market regulations, in which case the Company shall provide the Anchor Investor with prior written notice of such disclosure permitted under subclause (i) or (ii) except to the extent not permitted by law or impracticable.

(b) Amendment. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer of a duly authorized representative of such party.

(c) Waivers. The conditions to each party’s obligations in the Agreement are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver of any party to this Agreement will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver and an intention to amend or waive such provision or provisions.

(d) Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

(e) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the State of New York for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby.

(f) Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified in this Agreement, and if sent to Anchor Investor or Investors, shall be delivered to c/o Westport Capital Partners LLC; 40 Danbury Road, Wilton, CT 06897; Attn: Marc Porosoff, Principal and General Counsel, with copies to a Schulte Roth & Zabel LLP, 919 Third Avenue, New York, NY 10022, fax no. 212.593.5955, Attention: Eleazer Klein; or if sent to the Company, shall be delivered to Wheeler Real Estate Investment Trust, Inc., Riversedge North, 2529 Virginia Beach Boulevard, Virginia Beach, Virginia, fax no. (717) 774-7383 Attention: Jon S. Wheeler, with a copy to Haneberg, PLC, 310 Granite Ave., Richmond, Virginia 23226, email: brad@haneberg.us, Attention: Brad Haneberg, Esq. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

(g) Captions. The section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

(h) No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the Parties hereto, any benefit right or remedies.

(i) Time of Essence. Time is of the essence in the performance of each and every term of this Agreement.

(j) Successors, Assigns and Transferees. This Agreement and the rights and obligations hereunder shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, heirs, legatees, successors, and assigns and any other transferee.

(k) Assignment. This Agreement and the rights and obligations hereunder may not be assigned without the prior written consent of the Parties hereto and any purported or attempted assignment or other transfer of rights or obligations under this Agreement without such consent shall be void and of no force or effect.

(l) Expenses; Attorney’s Fees. Except as explicitly otherwise provided herein, each party will be solely responsible for its fees and expenses in connection with the transactions contemplated herein, including the fees and expenses of their respective attorneys, accountants, investment bankers and consultants. In any action or proceeding brought to enforce any provision of this Agreement, the successful Party shall be entitled to recover reasonable attorney’s fees and expenses in addition to any other available remedy.

(m) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal, or unenforceable in any respect for any reason, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the validity, legality, and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(n) Entire Agreement. This Agreement (including the Exhibits hereto) and the Transaction Documents constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler
Name:	Jon S. Wheeler
Title:	Chairman and CEO

WESTPORT CAPITAL PARTNERS LLC, as agent for the Investors

By:	/s/ Howard Fife
Name:	Howard Fife
Title:	Principal

By:	/s/ Marc Porosoff
Name:	Marc Porosoff
Title:	Principal and General Counsel

WCP Real Estate Fund IV, L.P.
By:	WCP Real Estate Fund IV GP, LLC, is general partner
By:	Westport Capital Partners LLC, its manager

By:	/s/ Howard Fife
Name:	Howard Fife
Title:	Principal

By:	/s/ Marc Porosoff
Name:	Marc Porosoff
Title:	Principal and General Counsel

WCP Real Estate Fund IV (ERISA), L.P.
By:	WCP Real Estate Fund IV GP, LLC, is general partner
By:	Westport Capital Partners LLC, its manager

By:	/s/ Howard Fife
Name:	Howard Fife
Title:	Principal

By:	/s/ Marc Porosoff
Name:	Marc Porosoff
Title:	Principal and General Counsel

NextEra Energy Point Beach, LLC Non-Qualified Decommissioning Trust for the Point Beach Nuclear Plant Units

By:	/s/ Bernadette Risk
Name:	Bernadette Risk
Title:	Authorized Signatory

NextEra Energy Duane Arnold, LLC Non-Qualified Decommissioning Trust for the Duane Arnold Energy Center Nuclear Power Plant

By:	/s/ Bernadette Risk
Name:	Bernadette Risk
Title:	Authorized Signatory

KPB Financial Corp. Non-Qualified Decommissioning Trust for the Turkey Point and St. Lucie Nuclear Plants

By:	/s/ Bernadette Risk
Name:	Bernadette Risk
Title:	Authorized Signatory